SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2010

Cascade Wind Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 SW 1st Street, Suite 910 , Portland, OR	97201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-617-4831

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of certain Officers.

Effective April 12, 2010, Steven Shum resigned as President.  There was no known disagreement with Mr. Shum on any matter relating to the Company’s operations, policies or practices.

On April 12, 2010, the board of directors appointed S. Clayton Wood to act as our Chief Operating Officer and President.  Previously, on March 22, 2010, we entered into a written employment agreement with S. Clayton Wood to become our Chief Operating Officer and President, subject to a contingency that our Board had the power to waive.  On April 12, 2010, our Board waived the contingency and installed him as our President and Chief Operating Officer, effective immediately. Mr. Wood will take control of all operational aspects of our business including product development, supply chain, sales, marketing, support and administration.  We previously reported our written agreement with Mr. Wood in our report on Form 10-K filed March 26, 2010.

Mr. Wood’s compensation package includes a base salary at an initial annual rate of One Hundred Fifty Thousand Dollars ($150,000), payable bi-weekly, plus any discretionary bonuses to be awarded by our Board annually, relocation expenses not to exceed Ten Thousand Dollars ($10,000), health insurance for him and his spouse and paid vacation time of two (2) weeks for each twelve (12) month period of employment. We also granted Mr. Wood options to purchase up to 460,000 shares of our common stock at $0.85 per share.  Mr. Wood’s options will vest pro-rata over each of the four calendar years following the grant date of March 25, 2010.  The foregoing summary description of our agreements with Mr. Wood is qualified in its entirety by the complete text of the referenced documents, attached as exhibits to our report on Form 10-K filed March 26, 2010.

Previously, from February 2006 through October 2007, Mr. Wood was the Executive Director for WebJunction.org an online learning community and unit of OCLC, where he was responsible for executive leadership and execution of the business plan migrating from grant funding to product revenue self-sustaining operation.  From February 2005 through October 2006, Mr. Wood was Vice-President, Operations and Chief Operating Officer for Naverus, Inc. a venture-backed startup providing navigation information products to the commercial aviation industry where he was responsible for leading all operations of the business including design engineering, performance engineering, flight operations, marketing, sales, systems, and information technology.  Mr. Wood holds a license as a Professional Engineer (inactive) from the New Mexico Board of Professional Engineers and Land Surveyors, first issued in 1985.  Mr. Wood earned a Bachelor of Science degree in Mechanical Engineering from Texas A&M University, awarded in 1980, a Master of Science degree in Mechanical Engineering from Texas A&M University, awarded in 1982, and a Master of Business Administration degree from the University of Washington, awarded in 1998.

There are no family relationships between Mr. Wood and any of our directors or executive officers.

Mr. Wood has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1                      Employment Agreement with S. Clayton Wood, dated March 22, 20101
Exhibit 10.2                      Incentive Stock Option Agreement with S. Clayton Wood, dated March 25, 20101
Exhibit 17.1                      Resignation of Steven Shum

1Incorporated by reference as filed on Form 10-K on March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Wind Corp.

 /s/Steven Shum
Steven Shum

Date:         April 12, 2010